Exhibit 10.1
BROOKS AUTOMATION, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
(formerly known as the 2000 Combination Stock Option Plan)
Section 1.     Purpose
      The purpose of the Brooks Automation, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”) is to attract and retain key employees, independent directors, consultants and advisors. The Plan provides an incentive for these Participants to assist Brooks Automation, Inc. (the “Company”) to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.
Section 2.     Definitions
      (a) “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Committee a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.
      (b) “Award” means any Option, Stock Appreciation Right, Performance or Award Share, or Restricted Stock awarded under the Plan.
      (c) “Board” means the Board of Directors of the Company.
      (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      (e) “Committee” means the Compensation Committee of the Board, or such other Committee of not less than two independent members of the Board appointed by the Board to administer the Plan. If at any time the Compensation Committee consists of members, one or more of whom do not qualify as independent, non-employee or outside directors (for purposes of applicable stock exchange rules, the requirements of Rule 16b-3 promulgated under the Exchange Act, and the requirements of Section 162(m) of the Code), it shall act in respect of the Plan through a subcommittee of two or more members, all of whom so qualify, and all references herein to the Committee shall be deemed to refer to such subcommittee.
      (f) “Common Stock” or “Stock” means the Common Stock, par value $.01 per share, of the Company.
      (g) “Company” means Brooks Automation, Inc.
      (h) “Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
      (i) “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.
      (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statue.
      (k) “Fair Market Value” means, (i) the closing sales price, if any, on a national securities exchange or automated quotation system on the date as of which Fair Market Value is being determined or, if none, shall be the closing sales price on the nearest trading date before that date; and (ii) if the Common Stock is then traded on an exchange or system which does not have sale price reporting, the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported for the date as of which Fair Market Value is being determined. Fair Market Value shall be determined in a manner consistent with the requirements under Section 409A of the Code.
      (l) “Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.
      (m) “Non-Qualified Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which does not meet the requirements of Section 422 of the Code or any successor provision. Each option granted under the Plan shall be deemed to be, by its terms, a Non-Qualified Stock Option unless it is expressly designated as an Incentive Stock Option.
      (n) “Option” means a Nonqualified Stock Option or Incentive Stock Option.
      (o) “Participant” means a person eligible pursuant to Section 3 hereof and selected by the Committee to receive an Award under the Plan.
      (p) “Performance Cycle” or “Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned.
      (q) “Performance Award” means an Award awarded to a Participant under Section 8 that is subject to one or more specified performance conditions, other than the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. The term “specified performance condition” means, in the case of Performance Awards other than Options or SARs, an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a combined basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuances of debt or equity) or refinancings. Such criteria and any targets with respect thereto determined by the Committee need not be based on an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable criteria.
      (r) “Permanent Disability” has the meaning specified in Section 22(e)(3) of the Code.
      (s) “Restricted Period” means the period of time selected by the Committee during which a share of Restricted Stock may be forfeited to the Company.
      (t) “Restricted Stock” means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.
      (u) “Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price, awarded to a Participant under Section 7.
      (v) “Stock Unit” means an award of Common Stock and/or other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.	Eligibility
      All key employees, independent directors, consultants and advisors of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be selected by the Committee to be Participants in the Plan.

Section 4.	Stock Available for Awards
      (a) Subject to adjustment under subsection (b), Awards may be made under the Plan to acquire not in excess of 9,000,000 shares of Company Common Stock. Subject to adjustment under subsection (b), the maximum aggregate number of shares of the Company’s Common Stock for which option grants may be made to any person during any fiscal year shall be 500,000 shares and the maximum aggregate number of shares of the Company’s Common Stock for which other awards may be made to any one person during any fiscal year shall be 250,000 shares. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan (the “Share Pool Replenishment Rules”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. No Incentive Stock Option may be granted after the following dates: (x) January 6, 2010 with respect to the 1,000,000 shares of the Company’s Common Stock authorized for issuance hereunder approved by the stockholders of the Company on February 24, 2000; (y) December 13, 2011 with respect to the additional 5,000,000 shares of the Company’s Common Stock authorized for issuance hereunder approved by the stockholders of the Company on May 13, 2002, and (z) January 25, 2016 with respect to the additional 3,000,000 shares of the Company’s Common Stock authorized for issuance hereunder approved by the stockholders of the Company on March 7, 2006. For purposes of determining whether any shares remain available for Incentive Stock Option grants under the share totals described in (x), (y) and (z) of the preceding sentence, the share pool replenishment rules shall be applied separately to such totals in accordance with such rules and procedures as the committee may prescribe.
      (b) In the event that the Committee determines that any stock dividend, recapitalization, reorganization, merger, consolidation, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered by the Committee to be appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 5.	Administration
      (a) The Plan shall be administered by the Committee. Except where the full Board of Directors serves as the Committee, the Committee shall serve at the pleasure of the Board, which may from time to time appoint additional members of the Committee, remove members and appoint new members in substitution for those previously appointed, and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. To the extent permitted by applicable law, the Committee may delegate (i) to one or more if its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the General Corporation Law of the State of Delaware; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation, provided, that with respect to any delegation described in this clause (iii), the Committee (or a properly delegated member or members of the Committee) shall have authorized the issuance of a specified number of shares of stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” shall include the person or persons so delegated to the extent of such delegation.
      (b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons eligible under Section 3; (ii) select those persons to whom Awards shall be granted under the Plan; (iii) determine the time or times when Awards shall be granted; (iv) establish the terms and conditions upon which Awards may be exercised; (v) alter any restrictions or conditions upon any Awards; and (vi) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.
      (c) The Terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of Award or at any time thereafter.
      (d) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the Participant, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

Section 6. Stock Options
      (a) General. Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. Any Option granted under this Plan shall be upon such terms and conditions not inconsistent with this Plan as the Committee may determine. At the time of grant of any Option, the Committee shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.
      (b) Price. The price at which any shares of Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee but may not be less than the greater of (i) the minimum legal consideration required under the laws of the jurisdiction in which the Company is then organized or (ii) the Fair Market Value of the Stock on the date of grant of the Option.
      (c) Re-pricing. The Committee shall not reprice an Option once it has been granted under this Plan by reducing the exercise price of the Option or canceling an Option and regranting a new Option for a similar number of shares at a lower price, except as expressly provided in Section 11(f), (g) or (h).
      (d) Period of Option. Each Option granted under this Plan shall continue in effect for such period not exceeding seven years as the Committee shall determine.
      (e) Exercise of Options:

(i) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine.

(ii) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid as the Committee may determine in its sole discretion in any combination of: (i) cash or check acceptable to the Committee and payable to the order of the Company; (ii) delivery of shares of Common Stock (valued at Fair Market Value at the date of purchase of the Common Stock subject to the Option); or (iii) such other means as the Committee may permit; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by the Option holder may be made only if such payment does not result in a charge to earnings for financial accounting purposes, as determined by the Committee.

(iii) With the consent of the Committee, payment of the exercise price may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the payment to pay the exercise price. To facilitate such arrangements, the Company may enter into agreements for coordinating procedures with one or more securities brokerage firms. The date of delivery of such exercise notices shall be deemed the date of exercise.

(iv) The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable, including making the Common Stock issued upon exercise subject to restrictions on vesting or transferability, or to risk of forfeiture, upon the happening of such events as the Committee may determine, any of which may be accelerated or waived in the Committee’s sole discretion.

(v) No shares of Common Stock shall be issued upon exercise of any Option under this Plan until full payment in the form approved by the Committee has been made and all other legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee.

Section 7.	Stock Appreciation Rights
      (a) Subject to the provisions of the Plan, the Committee may grant Awards under the Plan of Stock Appreciation Rights to Participants.
      (b) The base value from which appreciation is to be measured for a Stock Appreciation Right shall be an amount (payable in cash or stock) determined by the Committee, but in no event shall such amount be less than the greater of (i) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted or (ii) the minimum amount permitted by applicable laws, rules or policies of any regulatory authority or stock exchange. Each Stock Appreciation Right granted shall entitle a Participant upon exercise to an amount equal to (i) excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base value from which appreciation is to be measured, times (ii) the number of shares of Common Stock covered by the exercisable portion of the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the portion of the Stock Appreciation Right that is being exercised. No fractional shares will be issued in payment for Stock Appreciation Rights. If there are fractional shares, then such fractional shares shall be rounded down to the next whole share.
      (c) The Company may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. A Stock Appreciation Right shall expire on a date designated by the Committee that is not later than seven years after the date of grant of the Stock Appreciation Right.

Section 8.	Performance Awards
      (a) Subject to the provisions of the Plan, the Committee may grant Awards of Performance Awards and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Awards shall be equal to the product of (A) the number of shares granted times (B) the Fair Market Value of the Common Stock on the date the Performance Awards are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Awards have been earned.
      (b) The Committee shall establish performance goals for each Performance Cycle for the purpose of determining the extent to which Performance Awards awarded for such Performance Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
      (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Awards which have been earned on the basis of the Participant’s satisfaction of established performance goals. The payment values of earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the Committee’s determination. The Committee shall determine, at or after the time the Award is granted, whether payment values will be settled in whole or in part in cash or other property, including Common Stock.

Section 9.	Restricted Stock
      (a) Subject to the provisions of the Plan, the Committee may grant an Award of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares of Restricted Stock may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
      (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10.	Stock Units
      (a) Subject to the provisions of the Plan, the Committee may grant Awards of Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.
      (b) Shares of Common Stock awarded in connection with an Award of Stock Units shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.	General Provisions Applicable to Awards
      (a) Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The date of Award hereunder shall be the date upon which such Award is voted by the Committee, unless such vote provides otherwise.
      (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.
      (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property.
      (d) Additional Provisions For Awards: The following additional conditions shall apply to all Awards, as applicable:

(i) Incentive Stock Options shall be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) with respect to the Company;

(ii) Each Award shall, by its terms, be transferable by the Participant only by will or the laws of descent and distribution, and shall be exercisable only by such Participant during his lifetime; and

(iii) The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

      (e) Termination of Employment. Except as provided herein, the Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.
      (f) Consolidation or Mergers. With respect to Awards granted prior to March 7, 2006, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder shall, as to outstanding Awards, make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition and by adjusting on an equitable basis the exercise price of such Awards to reflect such Acquisition.
      (g) Recapitalization or Reorganization. With respect to Awards granted prior to March 7, 2006, in the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising rights under an Award shall be entitled to receive what he would have received if he had exercised prior to such recapitalization or reorganization.
      (h) Mergers, etc. With respect to Awards granted on or after March 7, 2006, except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(i) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(ii) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a “cash-out”), with respect to some or all Awards (or portion of Awards), equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Committee in its reasonable discretion) times the number of shares of Stock subject to the Award or portion of the Award, over (B) the aggregate exercise or purchase price, if any, under the Award or portion of the Award (in the case of a Stock Appreciation Right, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.

(iii) Other Actions. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will cease to be exercisable after such payment or other consideration, if any, as the Committee deems equitable in the circumstances, as of the effective time of the Covered Transaction.

(iv) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 11(h)(i) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 11(h)(v) below), will terminate upon consummation of the Covered Transaction.

(v) Additional Limitations. Any share of Stock delivered pursuant to Section 11(h)(ii) or Section 11(h)(iii) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

      (i) Modification of Incentive Stock Options. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (f) or (g) with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.
      (j) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
      (k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 12.	Miscellaneous
      (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.
      (c) Term of Plan. This Plan shall terminate on January 25, 2016, and no Award shall be granted under this Plan thereafter, but such termination shall not affect the validity of Awards granted prior to the date of termination.
      (d) Amendment of Plan. The Board or Committee, if so authorized by the Board, may amend, suspend or terminate the Plan or any portion thereof at any time.
      (e) Foreign Participants. Subject to the limitations set forth in Section 4 herein, the Committee may grant Awards to Participants who reside or are employed outside the United States on such terms and conditions as determined in the sole discretion of the Committee are necessary or advisable to achieve the purposes of the Plan or to comply with foreign laws, including the establishment of subplans under this Plan.

Any subplans or other modifications to Plan terms, conditions or procedures established under this Section, shall be attached as Appendices.
      (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.
      (g) Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
      (h) Section 409A. The Committee shall administer the Plan with a view toward ensuring that Awards under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options and SARs under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Committee nor any member of the Board, nor the Company, nor any other person acting hereunder on behalf of the Company, the Committee or the Board shall be liable to a Participant or any Designated Beneficiary by reason of the acceleration of any income, or the imposition of any additional tax, with respect to an Award, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.
      Dates of Approval by Board of Directors or Compensation Committee: January 6, 2000, January 23, 2001, and December 13, 2001, May 20, 2002, September 13, 2002, February 26, 2003, February 25, 2004 and January 25, 2006.
      Dates of Approval by Stockholders: February 24, 2000, February 28, 2001, May 13, 2002, April 27, 2004 and March 7, 2006.